Exhibit 99.1

                 TERMINATION OF AGREEMENT AND PLAN OF MERGER

      This TERMINATION OF AGREEMENT AND PLAN OF MERGER (the "Termination Agreement") is entered into as of February 4, 2003, by and among PHILADELPHIA SUBURBAN CORPORATION, a Pennsylvania corporation (the "Parent"), RALEIGH ACQUISITION CORPORATION, a New Hampshire corporation and a wholly owned subsidiary of the Parent (the "Acquisition Sub"), and PENNICHUCK CORPORATION, a New Hampshire corporation (the "Company"), each a "Party" and collectively the "Parties".

      WHEREAS, on April 29, 2002, the Parties entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the Acquisition Sub would be merged with and into the Company (the "Merger"); and

      WHEREAS, on November 26, 2002, the Board of Aldermen of the City of Nashua, New Hampshire ("Nashua") adopted a resolution calling for a referendum on January 14, 2003 (the "Referendum") to authorize Nashua to pursue the acquisition, by an eminent domain proceeding or otherwise, of all or a portion of the Company's water works system serving the residents of Nashua and others (the "Nashua Eminent Domain Proposal"); and

      WHEREAS, on January 14, 2003, the voters of Nashua passed the Referendum by a vote of 6,525 to 1,867; and

      WHEREAS, the Parent and the Acquisition Sub believe the actions taken by Nashua with respect to the Nashua Eminent Domain Proposal could constitute a Material Adverse Effect, as that term is defined in the Merger Agreement; and

      WHEREAS, each Party's obligation to effect the Merger is conditioned on, among other things, the New Hampshire Public Utilities Commission having issued an order approving the Merger, and such order having become a Final Order, as that term is defined in the Merger Agreement; and

      WHEREAS, the Parties believe that the New Hampshire Public Utilities Commission ultimately would approve the Merger but that, as of the date of this Termination Agreement, it is highly unlikely that any such approval could become a Final Order on or before March 31, 2003; and

      WHEREAS, Section 7.1(c) of the Merger Agreement provides that either the Company or the Parent may unilaterally terminate the Merger Agreement if the Merger is not completed on or before March 31, 2003 (provided that the Party terminating the Merger Agreement has not breached the Merger Agreement or failed to fulfill its obligations under the Merger Agreement and such breach or failure caused or resulted in the Merger not being completed); and

      WHEREAS, as a result of the Referendum and Nashua's ongoing efforts in pursuit of the Nashua Eminent Domain Proposal, the Parent has informed the Company that it may elect to terminate the Merger Agreement pursuant to
Section 7.1(c) or otherwise; and

      WHEREAS, but for the likelihood of Nashua, one or more other municipalities or a regional water authority pursuing an eminent domain acquisition of some or all of the Company's water works system, the Parties would otherwise seek to consummate the Merger; and

      WHEREAS, Section 7.1(a) of the Merger Agreement permits the Parties to terminate the Merger Agreement by mutual written consent duly authorized by the boards of directors of each of the Parties; and


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      WHEREAS, in light of the foregoing, the Parties desire to terminate the Merger Agreement.

      NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties, intending to be legally bound, agree as follows:

      1. Definitions. Unless otherwise defined in this Termination Agreement, all capitalized terms used in this Termination Agreement shall have the meanings ascribed to them in the Merger Agreement.

      2. Termination. The Parties hereto agree to terminate the Merger Agreement (the "Termination") effective as of February 4, 2003 (the "Effective Date").

      3. Corporate Approvals. Each of the Parties represents that their respective Board of Directors has duly authorized the Termination and execution of this Termination Agreement.

      4. Fees and Expenses. (a) All fees and expenses incurred in connection with the Merger, the Merger Agreement, the Termination Agreement, and the transactions contemplated thereby shall be paid by the Party incurring such expenses. In particular, the Company expressly agrees that it shall be solely responsible for all fees and expenses, if any, owed to SG Barr Devlin related in any way to the Merger, the Merger Agreement, and/or this Termination Agreement.

            (b) The Parent hereby waives any claim for the Company Fee provided for under the Merger Agreement.

            (c) Notwithstanding the foregoing, the Company shall reimburse the Parent for the actual fees and expenses the Parent incurred in connection with the Merger Agreement and the transactions contemplated thereby, up to a maximum of $300,000 (the "Reimbursement"), if the Company or any of its Subsidiaries enters into a definitive agreement, within twelve (12) months from the Effective Date, with a third party with respect to an eminent domain acquisition or any other Acquisition Proposal, including, without limitation, the Nashua Eminent Domain Proposal, an Acquisition Proposal by one or more other municipalities, or an Acquisition Proposal by a regional water authority or similar governmental entity (each, an "Acquisition"), so long as the value of the consideration per share of Company Common Stock (on a fully diluted basis) received by the Company's shareholders in connection with that Acquisition and one or more related transactions, including a subsequent liquidation of the Company, is equal to or greater than $33.00, after giving effect to (i) all Taxes required to be paid by the Company, any of its Subsidiaries and the Company's shareholders as a consequence of such Acquisition or any related transaction and (ii) the payment of the Reimbursement. The Reimbursement shall become payable only upon, and shall be paid to the Parent promptly following, the completion of the Acquisition and all related transactions and the presentation of documentation reasonably acceptable to the Company confirming the fees and expenses actually incurred by the Parent in connection with the Merger Agreement. For purposes of this Section 4(c), the Parties agree that, if in connection with an Acquisition, the Company's shareholders could defer recognition of any Tax by investing


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in "suitable replacement stock," such Tax would not be deemed to be a required Tax pursuant to Section 4(c)(i).

      5. Release by the Company. The Company agrees to release and hold harmless the Parent and the Acquisition Sub and their past, present, and future shareholders, directors, officers, trustees, attorneys, agents, servants, representatives, employees, subsidiaries, affiliates, successors, and assigns (collectively referred to in this Section 5 as the "Parent Parties" or individually as a "Parent Party") of and from any and all (i) losses, damages, liabilities, obligations, claims, penalties, costs, attorneys' fees, and demands that the Company has, may have, or ever had against the Parent Parties, and (ii) actions and causes of action (whether in law or equity), known and unknown, foreseen and unforeseen, matured and unmatured, which the Company has, may have, or ever had against the Parent Parties arising out of the acts or omissions of any Parent Party, including, without limitation, any crossclaim that the Company may assert against any Parent Party in any action brought by a third party, occurring on or before the Effective Date and in any way related to the Merger, the Merger Agreement, the Termination Agreement, and/or any transactions contemplated thereby.

      6. Release by the Parent and the Acquisition Sub. The Parent and the Acquisition Sub agree to release and hold harmless the Company and its past, present, and future shareholders, directors, officers, trustees, attorneys, agents, servants, representatives, employees, subsidiaries, affiliates, successors, and assigns (collectively referred to in this Section 6 as the "Company Parties" or individually as a "Company Party") of and from any and all (i) losses, damages, liabilities, obligations, claims, penalties, costs, attorneys' fees, and demands that the Parent and/or the Acquisition Sub have, may have, or ever had against the Company Parties, and (ii) actions and causes of action (whether in law or equity), known and unknown, foreseen and unforeseen, matured and unmatured, which the Parent and/or the Acquisition Sub have, may have, or ever had against the Company Parties arising out of the acts or omissions of any Company Party, including, without limitation, any crossclaim that the Parent and/or the Acquisition Sub may assert against any Company Party in any action brought by a third party, occurring on or before the Effective Date and in any way related to the Merger, the Merger Agreement, the Termination Agreement, and/or any transactions contemplated thereby.

      7. Cooperation; Confidentiality. (a) The Parties agree that they will undertake such acts and execute such documents as are necessary to give effect to the terms and provisions of this Termination Agreement, including, without limitation, effecting a joint withdrawal of any pending regulatory applications and registration statements and the issuance of mutually agreed upon press releases.

            (b) The Parent agrees to provide reasonable cooperation to the Company, in response to the Company's request, with respect to the Company's efforts concerning an eminent domain proceeding or similar transaction, whether under NHRSA Ch. 38 or any similar provision of law. Without limiting the scope of the immediately preceding sentence, the Parent agrees to (i) preserve for at least thirty-six (36) months (or such longer period during which any proceeding regarding such eminent domain


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acquisition is pending or on appeal) the Parent's files relating to the
Merger Agreement and its valuation of the Company, (ii) make available to the Company as Evaluation Material under the April 20, 2002 Confidentiality Agreements, without requiring the issuance of a subpoena, any document or analysis concerning the Parent's valuation of the Company in connection with the Merger Agreement, (iii) make members of the Parent's management available for interviews by the Company and its advisors and otherwise providing the Company with advice and insight into its experiences with respect to the municipalization process and its valuation of the Company, and (iv) cause appropriate members of its management to provide written and/or oral testimony, whether at hearings or in depositions, and responses to discovery requests, and to consult with the Company in preparation for such testimony, without requiring the issuance of a subpoena. The Parent's obligations under this Section 7(b) shall be conditioned upon the provision by the Company of reasonable advance notice as to the timing of any request, giving due regard for the responsibilities that the management of the Parent have to the Parent and its subsidiaries. The Company shall reimburse the Parent for all of its reasonable out-of-pocket expenses incurred in connection with its compliance under this Section 7(b). To the extent that pursuant to Section 7(b)(i), (ii), and (iii), the Company seeks the participation of an employee of the Parent in any meeting, telephone call or document production project that exceeds one (1) hour in length during any one day, or with respect to such employee, an aggregate of ten
(10) hours following the Effective Date, the Company shall reimburse the Parent for such employee's time based upon an hourly rate equal to his or her base salary per week divided by forty (40). To the extent that pursuant to Section 7(b)(iv) the Company seeks the participation of an employee of the Parent, the Company shall reimburse the Parent for such employee's time at a rate equal to the reasonable commercial rates for such services commensurate with the experience and expertise of the employee providing such services, and the Parent agrees that such services will be provided in a commercially reasonable manner for services of that kind.
Any reimbursement pursuant to this Section 7(b) shall be made within a reasonable time following presentation of documentation reasonably
acceptable to the Company of applicable expenses and/or time incurred.   A
breach of this Section 7(b) shall not constitute a breach of any other provision of this Termination Agreement, but the non-breaching party shall be entitled to remedies as it shall have at law or in equity for any such breach of this Section 7(b).

            (c) Notwithstanding anything to the contrary contained in this Termination Agreement or in the Confidentiality Agreements, the Confidentiality Agreements shall remain in full force and effect (as amended by this Section 7(c)). The Parent, the Acquisition Sub and the Company hereby agree that each shall keep all Evaluation Material (as defined in the respective Confidentiality Agreements) confidential in accordance with the terms of the Confidentiality Agreements for a period of three (3) years from the Effective Date.

      8. Governing Law. This Termination Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New Hampshire applicable to contracts executed and fully performed within the State of New Hampshire, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Termination Agreement to the substantive law of


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another jurisdiction.  Any action brought in connection with this
Termination Agreement shall be brought in the federal courts located in the State of New Hampshire, and each party hereto hereby irrevocably consents to the jurisdiction of such court and waives any objection to such court as the forum for such action.

      9. Severability. In the event any term, covenant or condition of this Termination Agreement shall be declared invalid or unenforceable, the remainder of this Termination Agreement other than the term, covenant or condition which is held invalid or unenforceable, unless the invalidity or unenforceability defeats the main purpose of this Termination Agreement, shall be valid or enforceable to the full extent permitted by law.

      10. Amendment. This Termination Agreement may not be modified or amended except by an amendment in writing signed by the Parties.

      11. Assignment. This Termination Agreement shall be binding upon and inure to the benefit of the Parties and their successors and assigns. This Termination Agreement and the rights and obligations of the Parties shall not be assigned by any Party hereto without the prior written consent of the other Parties.

      12. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the Parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a Party as shall be specified by like notice):

            (a)  If to the Parent or the Acquisition Sub:

                 Philadelphia Suburban Corporation
                 762 West Lancaster Avenue
                 Bryn Mawr, Pennsylvania 19010-3489

                 Telecopier No.:  (610) 645-1061
                 Telephone No.:  (610) 525-1400
                 Attention:  Nicholas DeBenedictis
                             Chairman, President and Chief Executive Officer

                 With a copy to:

                 Reed Smith LLP
                 2500 One Liberty Place
                 1650 Market Street
                 Philadelphia, Pennsylvania  19103-7301

                 Telecopier No.:  (215) 851-1420
                 Telephone No.:  (215) 851-8130
                 Attention:  Peter J. Tucci, Esq.

            (b)  If to the Company:


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                 Pennichuck Corporation
                 Four Water Street
                 P.O. Box 448
                 Nashua, NH 03061-0448

                 Telecopier:  (603) 882-4125
                 Telephone No.:  (603) 598-5300
                 Attention:  Maurice L. Arel
                             President and Chief Executive Officer

                 With a copy to:

                 Nutter, McClennen & Fish, LLP
                 One International Place
                 Boston, Massachusetts 02110-2699

                 Telecopier No.:  (617) 310-9288
                 Telephone No.:  (617) 439-2288
                 Attention:  Michael K. Krebs, Esq.

      13. Headings. The headings contained in this Termination Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Termination Agreement.


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      14.   Entire Agreement.  This Termination Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreements), both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein.

      15. Counterparts and Facsimile Delivery. This Termination Agreement may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The delivery of a signature page of this Termination Agreement by one Party to each of the other Parties via facsimile transmission shall constitute the execution and delivery of this Termination Agreement by the transmitting Party.

      IN WITNESS WHEREOF, the Parties hereto have caused this Termination Agreement to be executed by their properly authorized officers as of the day and year first above written.


                                       PHILADELPHIA SUBURBAN CORPORATION


                                       By: /s/ Nicholas DeBenedictis
                                           ------------------------------
                                       Name:  Nicholas DeBenedictis
                                       Title: Chairman, President and Chief
                                              Executive Officer


                                       RALEIGH ACQUISITION CORPORATION


                                       By: /s/ Nicholas DeBenedictis
                                           ------------------------------
                                       Name:  Nicholas DeBenedictis
                                       Title: Chairman and President


                                       PENNICHUCK CORPORATION


                                       By: /s/ Maurice L. Arel
                                           ------------------------------
                                       Name:  Maurice L. Arel
                                       Title: President and Chief Executive
                                              Officer


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